                                                                     Exhibit 2.1


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                           PURCHASE AND SALE AGREEMENT


                                 BY AND BETWEEN


                            THE CHASE MANHATTAN BANK


                                       AND


                         INVESTORS BANK & TRUST COMPANY



                          DATED AS OF NOVEMBER 28, 2000


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


                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

                                                                                              Page
                                                                                              ----
1.1      Definitions..........................................................................2

                                   ARTICLE II

                    PURCHASE AND SALE OF ACQUIRED ASSETS AND
                        ASSUMPTION OF ASSUMED LIABILITIES

2.1      Acquired Assets......................................................................9
2.2      Assumed Liabilities.................................................................10
2.3      Excluded Liabilities................................................................10
2.4      Assignment of Contracts and Rights..................................................10

                                   ARTICLE III

                                     CLOSING

3.1      Purchase and Assumption.............................................................12
3.2      The Closing.........................................................................12
3.3      Documents and Certificates..........................................................12
3.4      Closing Schedule....................................................................13
3.5      Payment of the Purchase Price.......................................................13
3.6      Purchase Price Adjustment...........................................................15
3.7      Allocation of the Purchase Price....................................................17

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.1      Representations and Warranties of Seller............................................18
         (a)    Organization.................................................................18
         (b)    Corporate Authorization......................................................18
         (c)    Governmental Authorization...................................................19
         (d)    Non-contravention............................................................19
         (e)    Required Consents............................................................20
         (f)    Properties...................................................................20
         (g)    Title to Acquired Assets.....................................................21
         (h)    Litigation...................................................................21


                                                                               i




         (i)    Compliance with Laws.........................................................22
         (j)    Proprietary Rights...........................................................22
         (k)    Licenses and Permits.........................................................23
         (l)    Client Agreements............................................................23
         (m)    Material Contracts...........................................................24
         (n)    Absence of Certain Changes...................................................27
         (o)    Finders' Fees................................................................28
         (p)    Standards....................................................................28
         (q)    Insurance....................................................................29
         (r)    Clients......................................................................29
         (s)    Fee Reductions...............................................................30
4.2      Representations and Warranties of Purchaser.........................................31
         (a)    Organization.................................................................31
         (b)    Corporate Authorization......................................................31
         (c)    Governmental Authorization...................................................31
         (d)    Non-contravention............................................................32
         (e)    Litigation...................................................................32
         (f)    Finders' Fees................................................................32
         (g)    Other Representations........................................................32

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

5.1      Mutual Covenants and Agreements.....................................................33
         (a)    Reasonable Best Efforts......................................................33
         (b)    Public Announcements.........................................................33
         (c)    Mutual Cooperation...........................................................34
         (d)    Interim Services Agreement...................................................34
         (e)    WARN Act.....................................................................35

5.2      Certain Covenants and Agreements of Seller..........................................35
         (a)    Conduct of the Business......................................................35
         (b)    Access.......................................................................36
         (c)    Exclusivity..................................................................38
         (d)    Further Assurances...........................................................38
         (e)    Books and Records............................................................38
         (f)    Confidentiality..............................................................38
         (g)    Notice of Certain Events.....................................................39
         (h)    Conversion Efforts...........................................................40
         (i)    Certain Required Disclosures.................................................40
         (j)    Trademarks; Tradenames.......................................................40
         (k)    Tax Reporting................................................................41
         (l)    Required Consents............................................................41


                                                                              ii




5.3      Certain Covenants and Agreements of Purchaser.......................................41
         (a)    Conversion Efforts...........................................................41
         (b)    Notice of Certain Events.....................................................42
         (c)    Further Assurances...........................................................42
5.4      Enforceability of Covenants.........................................................42
5.5      Covenant Not-to-Compete.............................................................43

                                   ARTICLE VI

                                   TAX MATTERS

6.1      Tax Definitions.....................................................................46
6.2      Tax Matters.........................................................................47
6.3      Tax Cooperation; Allocation of Taxes................................................48

                                   ARTICLE VII

                                EMPLOYEE MATTERS

7.1      Agreements; Representations and Warranties..........................................50
7.2      Employment with Purchaser...........................................................51
7.3      Employee Benefit Plans..............................................................53
7.4      Vacation............................................................................55
7.5      Severance; Stay Bonuses.............................................................55
7.6      Tuition Assistance..................................................................56
7.7      Non-Solicitation Restrictions.......................................................56

                                  ARTICLE VIII

                              CONDITIONS OF CLOSING

8.1      Conditions to Obligations of Purchaser and Seller...................................57
         (a)    HSR Act......................................................................57
         (b)    Legal Prohibition............................................................57
         (c)    Regulatory Approvals.........................................................57
         (d)    Board Resolutions............................................................57
8.2      Conditions to Obligations of Purchaser..............................................57
         (a)    Performance of this Agreement................................................58
         (b)    Accuracy of Representations and Warranties...................................58
         (c)    Litigation...................................................................58
         (d)    Regulations..................................................................59
         (e)    Documents to be Delivered by Seller..........................................59
         (f)    Related Agreements...........................................................60
         (g)    Required Consents............................................................60
         (h)    Revised Schedules............................................................60
         (i)    Other Documents..............................................................60
         (j)    Material Adverse Change......................................................60


                                                                             iii




8.3      Conditions to Obligations of Seller.................................................60
         (a)    Performance of this Agreement................................................60
         (b)    Accuracy of Representations and Warranties...................................61
         (c)    Documents to be Delivered by Purchaser.......................................61
         (d)    Related Agreements...........................................................62
         (e)    Consents.....................................................................62
         (f)    Other Documents..............................................................62

                                   ARTICLE IX

                            SURVIVAL; INDEMNIFICATION

9.1      Survival............................................................................63
9.2      Indemnification Obligations.........................................................63
         (a)    By Seller....................................................................63
         (b)    By Purchaser.................................................................64
9.3      Procedures..........................................................................65
         (a)    Notice of Claims.............................................................65
         (b)    Selection of Counsel.........................................................65
         (c)    Settlement of Claims.........................................................66
         (d)    Indemnification Payments.....................................................67

                                    ARTICLE X

                                   TERMINATION

10.1     Termination.........................................................................67
10.2     Effect of Termination...............................................................68

                                   ARTICLE XI

                                  MISCELLANEOUS

11.1     Notices.............................................................................69
11.2     Assignment..........................................................................70
11.3     Entire Agreement....................................................................70
11.4     Amendments and Waivers..............................................................70
11.5     Expenses............................................................................71
11.6     Captions; Execution; Counterparts; Third Party Beneficiaries........................71
11.7     Governing Law.......................................................................71
11.8     Consent to Jurisdiction.............................................................72
11.9     Severability........................................................................72
11.10    WAIVER OF JURY TRAIL................................................................72
11.11    Bulk Sales Laws.....................................................................72

                                    EXHIBITS

Exhibit A           Assignment and Assumption Agreement
Exhibit B           Bill of Sale
Exhibit C-1         Seller's Executive Officer's Certificate
Exhibit C-2         Seller's Secretary's Certificate
Exhibit C-3         Opinion of Seller's Counsel
Exhibit D-1         Purchaser's Executive Officer's Certificate
Exhibit D-2         Purchaser's Secretary's Certificate
Exhibit D-3         Opinion of Purchaser's Counsel
Exhibit E           Closing Statement
Exhibit F           Purchaser's Severance Policy
Exhibit  G          Illustrations for Purchase Price Balance Calculation


                                    SCHEDULES

Schedule 2.1(a)     Acquired Accounts
Schedule 2.1(d)     Investment Lines of Credit
Schedule 2.1(f)     Assumed Contracts
Schedule 4.1(c)     Governmental Authorizations (Seller)
Schedule 4.1(e)     Required Consents
Schedule 4.1(f)     Permitted Liens
Schedule 4.1(j)     Proprietary Rights
Schedule 4.1(k)     Permits
Schedule 4.1(l)     Client Agreements requiring Consent to Assign
Schedule 4.1(l)(3)  Discretionary Accounts
Schedule 4.1(m)     Material Contracts
Schedule 4.1(r)(2)  Assets, Fees, Investment Lines of Credit and Sweep Accounts
Schedule 4.1(r)(4)  Terminated Client Agreements or Future Business
Schedule 4.1(r)(5)  New Clients
Schedule 4.1(r)(6)  Terminated Clients
Schedule 4.1(r)(7)  Historical Financial Information
Schedule 4.2(c)     Governmental Authorizations (Purchaser)
Schedule 5.6(c)(iv) Restricted Investment Advisors
Schedule 7.1(a)     Employees
Schedule 7.1(b)     Compensation

                           PURCHASE AND SALE AGREEMENT


         This Purchase and Sale Agreement (the "Agreement") is made and entered into as of the 28th day of November, 2000, by and between THE CHASE MANHATTAN BANK, a bank organized under the laws of the State of New York ("Seller"), with its principal offices at 270 Park Avenue, New York, New York 10017; and INVESTORS BANK & TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Massachusetts ("Purchaser"), with its principal offices at 200 Clarendon Street, Boston, Massachusetts 02117.

                                   WITNESSETH

         WHEREAS, Seller and Purchaser are engaged in the business of serving as custodian for securities and other assets owned by individual investors; and

         WHEREAS, Seller desires to sell and Purchaser desires to purchase, on the terms and conditions set forth herein, the properties, rights and privileges of Seller in and to certain advisor custody accounts owned by Seller.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, representations and warranties hereinafter set forth, and for other good and valuable consideration, both the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
         1.1      Definitions.

                  (a) Except as otherwise specifically indicated, each of the following terms shall have the following meanings:

                  "Account" shall mean a custody account maintained by a Client with the Business.

                  "Affiliate" shall mean, with respect to any Person, any other Person, directly or indirectly controlling, controlled by, or under direct or indirect common control with, such other Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, shall mean the ownership directly or indirectly of fifty percent (50%) or more of the outstanding voting securities of such Person or other ownership interest having ordinary voting power to elect a majority of the board of directors of such Person or other entity performing similar functions.

                  "Assignment Agreement" shall mean the Assignment and Assumption Agreement, by and between Purchaser and Seller, dated as of the Closing Date, a form of which is attached hereto as Exhibit A.

                  "Bill of Sale" shall mean that bill of sale attached hereto as Exhibit B.
                  "Books and Records" shall mean all available Client Agreements as well as all available Client authorization files and correspondence files maintained by Client relationship managers, in any event only those relating primarily to the Acquired Accounts, whether such records, files and agreements are in documentary form or on microfilm, microfiche, magnetic tape, computer disk, CD-ROM or in any other form.

                  "Business" shall mean the advisor custody business relating solely to the Acquired Accounts, as such business is currently conducted by the National Consumer Services division of Seller.

                  "Business Day" shall mean each day other than a Saturday, Sunday or bank holiday in the State of New York.

                  "Client" shall mean any Person that uses the custody services of Seller in connection with the Business or that has agreed in writing to use such services and whose Account is being acquired pursuant hereto.

                  "Client Agreement" shall mean each contract, agreement, trust, indenture, instrument, arrangement, commitment or other understanding, either written or oral, entered into by Seller with any Client in connection with an Acquired Account in effect as of the date hereof or on the Closing Date (as the context requires), including without limitation the Investment Lines of Credit.

                  "Closing Date" shall mean the date on which the Closing occurs.

                  "Closing Time" shall mean the time on the Closing Date at which the Closing occurs.

                  "Conversion Date" shall mean the date on which the Acquired Accounts are Converted.

                  "Cut-Off Time" shall mean 11:59 p.m. (Eastern Time) on the day immediately preceding the Closing Date.

                  "Employees" shall mean the individuals who are employed by Seller and engaged in the Business (including Inactive Employees), whose names are listed on Schedule 7.1(a) attached hereto.

                  "Excluded Assets" shall mean any and all assets of Seller or any of its Affiliates that are not being specifically acquired by Purchaser hereunder.

                  "Excluded Liabilities" shall mean all of the liabilities, obligations and duties of Seller and its Affiliates of any kind whatsoever, whether or not accrued or fixed, absolute or contingent, determined or determinable, other than those liabilities, obligations and duties that are explicitly made Assumed Liabilities hereunder. The Excluded Liabilities shall include, without limitation, the following liabilities and obligations:

                  (a) liabilities and obligations relating solely to the Excluded Assets;

                  (b) liabilities and obligations arising from disputes, litigation, arbitration or other similar proceedings unrelated to the Acquired Assets;

                  (c) liabilities and obligations of Seller incurred or arising from or out of this Agreement;

                  (d) liabilities and obligations not having anything to do with the Business;

                  (e) liabilities relating to any custody or other account other than any Account acquired by Purchaser hereunder;

                  (f) any and all liabilities and obligations (i) for Taxes that arise as a result of the transactions contemplated by this Agreement, except as provided in
                           Section 6.3(c), and (ii) for Taxes arising from or with respect to the Acquired Assets or the Business which is incurred in or attributable to the operation of the Business on or before the Cut-Off Time;

                  (g) except as provided in Article VII and Section 2.2(b) hereof, any liabilities or obligations relating to employee benefits or compensation arrangements of any nature existing as of the Cut-Off Time, including any liabilities or obligations for bonuses related to the 2000 calendar year or under any of Seller's employee benefit agreements, plans or other arrangements;

                  (h) any liability or obligation of Seller or an Affiliate of Seller for breach of contract, operational error, personal injury or property damage (whether based on negligence, breach of warranty, strict liability or any other theory) caused by or arising out of or resulting from, directly or indirectly, any alleged or actual acts or omissions occurring on or before the Cut-Off Time;

                  (i) any liability or obligation of Seller or an Affiliate of Seller for money borrowed, whether such liabilities and obligations were incurred in the operation of the Business or otherwise;

                  (j) any liability or obligation relating primarily to an Excluded Asset; and

                  (k) any and all other liabilities and obligations of every kind of Seller or an Affiliate of Seller incurred by Seller or an Affiliate of Seller in connection with, or arising by reason of, its ownership of the Acquired Assets or its conduct of the Business prior to the Cut-Off Time, other than the Assumed Liabilities.

                  "Federal Funds Rate" shall mean the offered rate as reported in The Wall Street Journal in the "Money Rates" section for reserves traded among commercial banks for overnight use in amounts of one million dollars ($1,000,000.00) or more or, if no such rate is published for a day then the rate published for the immediately preceding Business Day.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Inactive Employees" shall mean those Employees who, as of the date hereof or the Closing Date, as the case may be, are not actively at work due to short or long term disability, family leave, military leave or personal leave (other than on vacation) under the policies of Seller, as designated in
Schedule 7.1(a) attached hereto.

                  "Interim Period" shall mean the period of time commencing on the Closing Date and ending on the Conversion Date.

                  "Interim Services Agreement" shall mean the Interim Services Agreement, dated as of the Closing Date, by and between Purchaser and Seller, which agreement provides for the servicing of the Business by Seller and its agents during the Interim Period.

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE DELETIONS.


                  "Knowledge" shall mean, as such term applies to Seller, the knowledge of ****************************************************************
*****************************************************************************
*****************************************************************************.

                  "Lien" shall mean, with respect to any asset, any mortgage, lien (including any tax lien), pledge, charge, claim, restriction, security interest, license or encumbrance of any kind in respect of such asset, including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Losses" shall mean any and all damage, loss, liability and expense (including, without limitation, reasonable expense of investigation and attorneys' fees and expenses in connection with any action, suit or proceeding).

                  "Material Adverse Effect" shall mean an effect that is materially adverse to the business assets, liabilities, condition (financial or otherwise) or results of operations of the Business; provided that a Material Adverse Effect shall not be deemed to include (1) events, conditions or trends in economic, business or financial conditions generally affecting the investment advisory or custody services or banking industry, (2) effects resulting from entry into this Agreement, (3) changes in laws, generally accepted accounting principles or regulatory accounting principles or (4) actions taken or omitted either as required by or as expressly contemplated in this Agreement or with the prior consent of the other party.

                  "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                  "Premium" shall mean an amount equal to forty two million dollars ($42,000,000.00).

                  "Proprietary Rights" shall mean all trademarks, service marks, trade dress, logos, trade names, service names and corporate names and registrations and applications for registration thereof relating solely to the Acquired Assets and Assumed Liabilities including without limitation the Permits.

                  "Purchase Price" shall mean an amount equal to the difference between (a) the sum of (i) the Premium and (ii) the book value of the Acquired Assets; and (b) the book value of the Assumed Liabilities.

                  "Regulatory Agreement" shall mean any cease and desist order, written agreement, memorandum of understanding, consent agreement, commitment letter or similar undertaking with any governmental agency or authority; any order, directive or extraordinary supervisory letter issued or sent by any governmental agency or authority; and any board resolution adopted upon the direction of any governmental agency or authority.

                  "Related Agreements" shall mean the Assignment Agreement and the Interim Services Agreement.

                  "Target Customer" shall mean any individual or institution with investible assets valued at one hundred million dollars ($100,000,000.00) or less.

                  "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Transferred Employee(s)" shall mean those Employees who become employed by Purchaser as of the Closing Date; PROVIDED that any Employee that is an Inactive Employee as of the Closing Date shall become a Transferred Employee if such individual begins employment with Purchaser within sixteen (16) weeks of becoming an Inactive Employee.

                  (b) Each of the following terms is defined in the Section hereof set forth opposite such term:

                  Term                                                 Section
                  ----                                                 -------
                  ACB                                                  5.5(a)
                  Acquired Accounts                                    2.1(a)
                  Acquired Assets                                      2.1
                  Advisory Custody Account                             5.5(a)
                  Agreement                                            Introduction
                  Allocation Schedule                                  3.7
                  Apportioned Obligations                              6.3(b)
                  Assumed Contracts                                    2.1(f)
                  Assumed Liabilities                                  2.2
                  Closing                                              3.2
                  Closing Date Payment                                 3.5(a)
                  Closing Schedule                                     3.4
                  Conversion                                           5.1(d)
                  Correct Closing Date Payment                         3.6(a)
                  Correct Final Payment                                3.6(a)
                  Correction Amount                                    3.6(a)
                  ERISA                                                7.3(a)
                  ERISA Affiliate                                      7.1(d)
                  Excluded Assets                                      2.3
                  Final Accounting Date                                3.5(b)
                  Indemnified Party                                    9.3(a)
                  Indemnifying Party                                   9.3(a)
                  Investment Lines of Credit                           2.1(d)
                  Objection Period                                     3.6(a)
                  Permits                                              4.1(k)
                  Permitted Liens                                      4.1(f)
                  Post-Closing Tax Period                              6.3(b)
                  Pre-Closing Tax Period                               6.1(a)
                  Principal                                            3.6(a)
                  Purchase Price    Balance                            3.5(b)
                  Purchaser                                            Introduction
                  Remaining Acquired Accounts                          3.5(b)
                  Required Consent(s)                                  4.1(e)
                  Scudder Accounts                                     3.5(b)
                  Seller                                               Introduction
                  Seller Bonus                                         7.5(b)
                  Tax                                                  6.1(b)
                  Taxing Authority                                     6.1(b)
                  Transfer Taxes                                       6.3(c)
                  WARN Act                                             5.1(e)

                                   ARTICLE II
                    PURCHASE AND SALE OF ACQUIRED ASSETS AND
                        ASSUMPTION OF ASSUMED LIABILITIES

         2.1 Acquired Assets. Subject to the terms and conditions of this Agreement, on the Closing Date, Purchaser shall purchase from Seller, and Seller shall sell, convey, assign, transfer and deliver to Purchaser, all of its right, title and interest in, to and under the following assets (collectively, the "Acquired Assets"):

                  (a) the Accounts listed on Schedule 2.1(a) attached hereto (the "Acquired Accounts");

                  (b) the Books and Records maintained by the Business;

                  (c) all accounts receivable and fees, charges and revenues from the Acquired Accounts applicable to periods beginning after the Cut-Off Time;

                  (d) the investment loans and lines of credit listed on
Schedule 2.1(d) attached hereto (the "Investment Lines of Credit");

                  (e) the Client Agreements;

                  (f) the other contracts listed on Schedule 2.1(f) attached hereto (together with the Client Agreements and Investment Lines of Credit, the "Assumed Contracts");

                  (g) the Proprietary Rights; and

                  (h) all interest and fees from the Installment Lines of Credit that have accrued but have not been paid prior to the Cut-Off Time.

         2.2 Assumed Liabilities. Subject to the terms and conditions of this Agreement, Purchaser, effective at the time of Closing, shall assume, pay and perform the following liabilities and obligations of Seller (collectively, the "Assumed Liabilities"):

                  (a) all liabilities and obligations under the Assumed Contracts, including the Client Agreements (other than liabilities or obligations attributable to any failure by Seller or Affiliates of Seller to comply with the terms thereof);

                  (b) Seller's obligation to provide vacation time, vacation pay and other benefits to the Transferred Employees to the extent set forth in
Article VII; and

                  (c) all liabilities arising out of the operation of the Business from and after the Cut-Off Time.

         2.3 Excluded Liabilities. Except as expressly provided in Sections 2.1 and 2.2 hereof, none of Purchaser and its Affiliates is (a) acquiring, and none of them shall be deemed to have acquired, any right, title or interest in, to or under any asset of Seller or its Affiliates other than those being specifically acquired hereunder (the "Excluded Assets") or (b) assuming, and none of them shall be deemed to have assumed, any Excluded Liabilities. All Excluded Assets shall be retained by Seller or its Affiliates, including all interest and fees from the Investment Lines of Credit that have accrued but have not been paid prior to the Cut-Off Time; and all Excluded Liabilities shall be retained by and remain the direct or indirect obligations and liabilities of Seller or its Affiliates.

         2.4 Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, neither this Agreement nor the Bill of Sale shall constitute an agreement to assign any (or any material portion of any) Acquired Asset or any claim or right or any benefit arising thereunder or resulting therefrom if such assignment, without the consent of a third party thereto, would constitute a breach or other contravention of such Acquired Asset or in any way adversely affect the rights of Purchaser or Seller thereunder. Each party hereto shall use its respective reasonable best efforts (but without any payment of money by such party to any third party) to obtain the consent of the other parties to any such Acquired Asset or any claim or right or any benefit arising thereunder for the assignment thereof to Purchaser as Purchaser may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that Purchaser would not in fact receive all such rights, Seller and Purchaser shall enter a mutually agreeable arrangement pursuant to which Purchaser would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing or sub-leasing to Purchaser, or under which Seller would enforce for the benefit of Purchaser, with Purchaser assuming Seller's obligations, any and all rights of Seller against a third party thereto. Seller shall promptly pay to Purchaser when received all moneys received by Seller under any Acquired Asset or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset. In such event, Seller and Purchaser shall, to the extent the benefits therefrom and obligations thereunder have not been provided by alternate arrangements satisfactory to Purchaser and Seller, negotiate in good faith an adjustment in the consideration paid by Purchaser for the Acquired Assets, to the extent not otherwise adjusted pursuant to Article III hereof.

                                   ARTICLE III
                                     CLOSING

         3.1 Purchase and Assumption. Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell to Purchaser the Acquired Assets and Purchaser agrees to purchase the Acquired Assets and assume the Assumed Liabilities from Seller at the Closing.

         3.2 The Closing. Subject to the satisfaction or waiver of all conditions set forth in Article VIII hereof, the closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Seller as soon as possible, but in no event later than five (5) Business Days after satisfaction or waiver of the conditions set forth in Article VIII hereof, or at such place or such other time as may be mutually agreed upon by the parties hereto.

         3.3 Documents and Certificates. At the Closing, Seller shall deliver to Purchaser, and Purchaser shall deliver to Seller, an Assignment Agreement that conveys to Purchaser all of Seller's right, title and interest in and to the Acquired Assets, and under which Purchaser shall accept such Acquired Assets and assume the Assumed Liabilities. Such Assignment Agreement shall be dated the Closing Date, appropriately completed and duly executed by the party delivering such agreement. Seller shall also provide at the Closing updated disclosure schedules to this Agreement reflecting any changes to such schedules occurring between the date hereof and the Cut-Off Time; provided that such updated disclosure schedules shall not modify the representations, warranties and other agreements made by Seller in this Agreement. Purchaser and Seller shall, at or prior to the Closing Time, execute and deliver all such additional instruments, documents or certificates as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

         3.4 Closing Schedule. Not less than ten (10) days prior to the Closing Date, unless otherwise agreed by the parties hereto, Seller shall deliver to Purchaser a schedule setting forth the Acquired Assets and the Assumed Liabilities and their respective valuations (the "Closing Schedule"), and the Closing Schedule shall be based upon valuations as of approximately the date such Schedule is prepared. Purchaser shall have the right to review the Closing Schedule, together with any supporting documents reasonably requested by Purchaser to verify the accuracy and completeness of the valuations set forth therein, and such statement shall be revised as appropriate to reflect any corrections made by the parties.

         3.5      Payment of the Purchase Price.

                  (a) At the Closing, Purchaser shall pay to Seller a portion of the Purchase Price, which amount shall equal the sum of (I) the difference between the book value of the Acquired Assets and the book value of the Assumed Liabilities as set forth on the Closing Schedule and (II) the amount equal to seventy five percent (75%) of the Premium (in aggregate, the "Closing Date Payment"), against receipt of such documentation evidencing the transfer to Purchaser of the Assumed Liabilities and good title in and to the Acquired Assets. All payments due at the Closing shall be made by a wire transfer in immediately available United States dollars not later than 11:00 a.m. (Eastern
Time) on the Closing Date to an account designated by the party receiving such payment, which account shall be so designated no later than one (1) Business Day prior to the Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of party receiving such payment in such appropriate amount).

                  (b) On the earlier to occur of the first anniversary of the Conversion Date and the date that is eighteen (18) months after the Closing Date (the "Final Accounting Date"),

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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION. ASTERISKS DENOTE DELETIONS.

Purchaser shall pay Seller the balance of the Purchase Price actually owed (the "Purchase Price Balance"), plus an amount of interest on such balance for the period from and including the Closing Date to but excluding the date of payment of such balance at a rate per annum equal to the Federal Funds Rate on the date of payment. The Purchase Price Balance shall be calculated by subtracting an amount equal to seventy five percent (75%) of the Premium from an amount equal to the product of (1) a fraction determined by dividing (i) ********************
********************************************************************************
********************************************************************************
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********************************************************************************
********************************************************************************
********************************************************************************
*********************************************************, by (ii)
********************************************************************************
**************************************************; and (2) the Premium;
provided that if the************************************************************
********************************************************************************
*******************************************************************************
or (ii) the *********************************************************
********************************************************************************
*************.(1) For purposes of this Section 3.5(b), the


--------
(1) Set forth on Exhibit G attached hereto are examples of Purchase Price Balance calculations, which examples are intended for illustrative purposes only.

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE DELETIONS.

********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
*************************. In no event shall the Purchase Price Balance exceed ten million five hundred thousand dollars ($10,500,000.00).

                  (c) If the Purchase Price Balance plus applicable interest is a positive number, then Purchaser shall pay Seller an amount equal to the Purchase Price Balance plus applicable interest. If the Purchase Price Balance equals zero dollars ($0.00) or is a negative number, then no additional payment shall be made by Purchaser to Seller. Any payment due to Seller pursuant to this
Section 3.5(b) shall be made by Purchaser by a wire transfer in immediately available United States dollars not later than 11:00 a.m. (Eastern Time) on the date immediately succeeding the Final Accounting Date to an account designated by Seller, which account shall be so designated no later than one (1) Business Day prior to the Final Accounting Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of Seller in such appropriate amount).

         3.6      Purchase Price Adjustment.

                  (a) Each party hereto (each, a "Principal") shall within forty five (45) days (the "Objection Period") after the Closing Date (in the case of the Closing Date Payment) and after the Final Accounting Date (in the case of payment of the Purchase Price Balance) (provided that if such period ends on any day other than a Business Day, such forty five (45) day period shall be extended to end on the next succeeding Business Day) determine and notify the other Principal as to whether it believes that (1) there were any inaccuracies in the calculation of the valuations of the Acquired Assets or Assumed Liabilities for the purpose of determining the Closing Date Payment or the Purchase Price Balance, as the case may be, or (2) any inaccuracies in the calculation of the Acquired Account revenues as of the Closing Date or the Final Accounting Date, thereby requiring an adjustment of the Closing Date Payment or the Purchase Price Balance, as the case may be. Any notice with respect to any adjustment shall set forth such Principal's calculation of the correct Closing Date Payment (the "Correct Closing Date Payment") or the correct Purchase Price Balance (the "Correct Final Payment"). Unless there is a dispute, promptly following receipt of all notices of such adjustments, the Principal which had a net benefit from such inaccuracies shall promptly pay to the other Principal in immediately available funds an amount equal to the difference between (i) the Closing Date Payment as originally calculated and the Correct Closing Date Payment, or (ii) the Purchase Price Balance as originally calculated and the Correct Final Payment (such difference, in either event, the "Correction Amount").

                  (b) Payment of a Correction Amount shall be accompanied by a payment of interest on such Correction Amount for the period (i) in the case of corrections to the Closing Date Payment, from and including the Closing Date to but excluding the date of payment of such Correction Amount at a rate per annum equal to the Federal Funds Rate on the date of payment, and (ii) in the case of corrections to the Purchase Price Balance, from and including the Final

Accounting Date to but excluding the date of payment of such Correction Amount at a rate per annum equal to the Federal Funds Rate on the date of payment.

                  (c) Each party hereto recognizes that the Closing Date Schedule shall be prepared using valuations for the Acquired Assets and Assumed Liabilities as of approximately day such Schedule is prepared. Nevertheless, notwithstanding anything stated in Section 3.3 hereof to the contrary, within fifteen (15) days after the Closing Date, Seller shall provide Purchaser with valuations for the Acquired Assets and Assumed Liabilities as of the Cut-Off Time, which information shall be used to adjust the Closing Date Payment pursuant to this Section 3.6.

                  (d) To account for any payment of the Purchase Price that is made on the Final Accounting Date as provided in Section 3.5(b) hereof and/or if a Purchase Price adjustment is required under this Section 3.6, the Allocation Statement shall be appropriately adjusted, and the parties hereto agree to file any additional information return required to be filed pursuant to the regulations under Section 1060(b) of the Code and to treat the Allocation Statement, as adjusted, in the manner described in Section 3.7 hereof.

                  (e) The procedures set forth in this Article III shall be the sole and exclusive method of resolving any dispute or disagreement regarding the calculation of the Closing Date Payment and the Purchase Price Balance or any payments or amounts under this Section 3.6, and under no circumstance shall any dispute or disagreement give rise to a claim for the breach of a representation, warranty, covenant or agreement under this Agreement; provided that this Section 3.6(e) is not intended to restrict either party's rights not resolved under this
Article III.

         3.7 Allocation of the Purchase Price. Prior to Closing, the parties shall mutually agree on a schedule (the "Allocation Schedule") allocating the Purchase Price (including, for purposes of this Section 3.7, any other consideration paid to Seller pursuant hereto or as contemplated hereby) among the Acquired Assets. Each party hereto agrees to file Internal Revenue Service Form 8594 and all federal, state and local tax returns in accordance with such Allocation Schedule. Each party hereto agrees to provide the other party hereto promptly with any other information required to complete Form 8594. The parties shall mutually agree on any post-Closing adjustments required to the Allocation Statement.

                                  ARTICLE IV **
                        REPRESENTATIONS AND WARRANTIES **

         4.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

                  (a) Organization. Seller is a bank, duly organized, validly existing and in good standing under the laws of the State of New York and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to own and use the Acquired Assets and to carry on the Business as now conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Corporate Authorization. The execution, delivery and performance by Seller of this Agreement, each Related Agreement and the Bill of Sale, and the consummation of the transactions contemplated by this Agreement and each Related Agreement, are within Seller's power and authority (corporate or otherwise) and have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes, and at the Closing

Time each Related Agreement shall constitute, a valid and binding agreement of Seller, enforceable against Seller in accordance with their respective terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, receivership, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

                  (c) Governmental Authorization. The execution, delivery and performance by Seller of this Agreement, each Related Agreement and the Bill of Sale and the consummation of the transactions contemplated by this Agreement and each Related Agreement require no action by or in respect of, or filing, registration or declaration with any governmental body, agency or official other than those set forth on Schedule 4.1(c) attached hereto.

                  (d) Non-contravention. The execution, delivery and performance by Seller of this Agreement, each Related Agreement and the Bill of Sale and the consummation of the transactions contemplated by this Agreement and each Related Agreement do not and shall not (1) contravene or conflict with the charter or bylaws of Seller, (2) contravene or conflict with or constitute a violation of any applicable law, rule or regulation, in each case in any material respect or require any consent or approval under any judgment, injunction, order, writ, decree, permit or license to which Seller is a party or by which Seller is bound, (3) result in the creation of any Lien other than a Permitted Lien upon any of the Acquired Assets or (4) assuming the obtaining of all Required and other necessary consents, conflict with, result in the breach of, constitute a default under or give rise to any right of termination, cancellation or acceleration of any material right or obligation of Purchaser or to a loss of any material benefit to which Seller is entitled under any provision of any agreement, contract or other instrument binding upon Seller and relating to the Business or by which any of the Acquired Assets is or may be bound.

                  (e) Required Consents. At Closing, Schedule 4.1(e) shall be attached hereto and shall set forth each agreement, contract or other instrument binding upon Seller or any Permit requiring a consent as a result of the execution, delivery and performance of this Agreement, any Related Agreement or the Bill of Sale or the consummation of the transaction contemplated by this Agreement and each Related Agreement (each such consent, a "Required Consent" and together the "Required Consents").

                  (f)      Properties.

                           (1)      Seller has good and marketable,
indefeasible, fee simple title to, or in the case of leased personal property has valid leasehold interests in, all Acquired Assets (whether tangible or intangible), except for such Acquired Assets sold in the ordinary course of business, as provided by Section 5.2(a) hereof. No Acquired Asset is subject to any Lien, except Liens disclosed on Schedule 4.1(f) attached hereto (the "Permitted Liens").

                           (2)      All leases of personal property are in good
standing and are valid, binding and enforceable in accordance with their respective terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, receivership, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally, and there does not exist under any such lease any default or any event which with notice or lapse of time or otherwise would reasonably constitute a material default.

                           (3)      The Acquired Assets and the Excluded
Assets together are, and on the Closing Date shall be, to the extent such assets are tangible assets, in the physical location in which such assets should be located in the ordinary course of business consistent with past practices.

                  (g) Title to Acquired Assets. Upon consummation of the transactions contemplated hereby, including the execution and delivery to Purchaser by the appropriate parties hereto of the Related Agreements and any necessary instruments of assignment and bills of sale in accordance with the terms hereof, (1) Purchaser shall have acquired good and marketable, indefeasible, fee simple title in and to, or in the case of leased personal property a valid leasehold interest in, the Acquired Assets, free and clear of all Liens except Permitted Liens; and (2) the assignment, bill of sale and other transfer documents to be delivered to Purchaser pursuant hereto shall be in appropriate form and sufficient validly to convey, transfer and assign to Purchaser all the right, title and interest of Seller in the Acquired Assets purported to be assigned.

                  (h)      Litigation

                           (1)      There is no action, suit, claim, litigation,
proceeding, arbitration or material controversy (or, to Seller's knowledge, any reasonable basis therefor) pending against or affecting, or to the Seller's knowledge, contemplated or threatened against, Seller relating to the Business or any Acquired Asset or Assumed Liability before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or by any Related Agreement.

                           (2)      To Seller's knowledge, there are no
outstanding judgments, orders, rules, regulations, official interpretations or guidelines of any arbitrator or governmental authority with jurisdiction over Seller or any of its Affiliates which specifically relate to the Business.

                  (i)      Compliance with Laws.

                           (1)      Seller is not in material violation of, and
since January 1, 1998, has not materially violated, any law, rule, ordinance, regulation, judgment, injunction, order or decree entered by any court, arbitrator or governmental authority, domestic or foreign, applicable to the Business or the Acquired Assets. (2) To its knowledge, Seller is not under investigation with respect to and has not been threatened to be charged with or given notice of any material violation of any law, rule, ordinance, regulation, judgment, injunction, order or decree entered by any court, arbitrator or governmental authority, domestic or foreign, applicable to the Business or the Acquired Assets. (3) Seller is not party to or recipient of any Regulatory Agreement nor has it been advised by any governmental entity or authority such entity or authority is contemplating issuing or requesting any Regulatory Agreement.

                  (j)      Proprietary Rights.

                           (1)      Schedule 4.1(j) attached hereto sets forth a
list of all of Seller's Proprietary Rights used primarily in connection with the Business (specifying as to each, as applicable (i) the nature of such Proprietary Right; (ii) the owner of such Proprietary Right; and (iii) the jurisdictions by or in which such Proprietary Right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers).

                           (2)      Seller (i) has not during the three (3)
years preceding the date of this Agreement been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding relating to the Business that has not been finally terminated prior to the date hereof and that involves a claim of infringement of any Proprietary Rights and
(ii) has no knowledge of any other claim or infringement by Seller, and no knowledge of any continuing infringement by any other Person of any of Seller's Proprietary Rights listed on Schedule 4.1(j) attached hereto.

                  (k) Licenses and Permits. Schedule 4.1(k) attached hereto lists each material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the Acquired Assets (the "Permits"), together with the name of the government agency or entity issuing such license or permit. Except as otherwise indicated on Schedule 4.1(k) attached hereto, (i) the Permits are valid and in full force and effect; (ii) such Seller is not in default, and no condition exists that with notice or lapse of time or otherwise would reasonably constitute a default, under the Permits; and (iii) assuming the related Required Consents and other consents have been obtained prior to the Closing Date, the Permits are transferable by Seller and shall not be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement and by the Related Agreements. Upon consummation of such transaction, Purchaser shall, assuming the related Required Consents have been obtained prior to the Closing Date, have all of Seller's right, title and interest in all of the Permits. The Permits include all licenses, franchises, permits or other similar authorizations necessary for the conduct of the Business as conducted on the date of this Agreement.

                  (l)      Client Agreements.

                           (1)      Seller has performed all material
obligations heretofore required to be performed by it under the Client Agreements, and neither Seller nor, to the knowledge of Seller, any other party thereto is in default or breach in any material respect under, and no event

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE DELETIONS.

or circumstance has occurred which, with notice or lapse of time or otherwise would reasonably result in a default or breach in any material respect under, any such Client Agreements. All such Client Agreements (i) are legal, valid and binding agreements of the respective parties thereto and are in full force and effect; (ii) are enforceable by the respective parties thereto in accordance with their respective terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, receivership, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally; and (iii) except for such Client Agreements that shall be set forth on Schedule 4.1(l) at Closing, are freely assignable by Seller and do not require the approval or consent of any Client or any other Person to effectuate the valid assignment. The terms of such Client Agreements have not been waived, changed, altered or modified in any material respect except by written instruments contained in the Books and Records. To Seller's knowledge, no Client has disclosed any intention to terminate any such Client Agreement.

                           (2)      There are no accounts receivable or payable
with respect to any Client Agreement that have been outstanding for more than one hundred eighty (180) days.

                           (3)      Except as disclosed on Schedule 4.1(l)(3)
attached hereto, to Seller's knowledge there are no Client Agreements that grant Seller investment discretion, which discretion has not otherwise been assigned to a third party.

                  (m)      Material Contracts.

                          (1)       Except as disclosed in Schedule 4.1(m)
attached hereto, as relating solely to the Business Seller is not a party to or bound by:

                              (i) any lease providing for annual rentals of
     ****************** dollars (**********) or more that cannot be terminated on not

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE DELETIONS.

     more than sixty (60) days notice without payment by Seller of any penalty greater than ******************** dollars (**********);

                              (ii) any agreement for the purchase of materials,
     supplies, goods, services, equipment or other assets providing for aggregate payments by Seller of more than ******************** dollars (**********) that cannot be terminated on not more than sixty (60) days notice without payment by Seller of any penalty greater than ******************** dollars (**********).

                              (iii) any partnership, joint venture, joint
     marketing or other similar agreement or arrangement;

                              (iv) any agreement relating to the acquisition or
     disposition of any material assets;

                              (v) agreement relating to indebtedness for
     borrowed money for deferred purchase price of property (in any case, whether incurred, assumed, guaranteed or secured by any Acquired Asset), except any such agreements with an aggregate outstanding principal amount not exceeding ******************** dollars (**********);

                              (vi) any license agreement, franchise agreement or
     agreement in respect of similar rights granted to or held by Seller;

                              (vii) any agreement, contract or commitment that
     substantially limits the freedom of Seller to compete in any line of business or with any Person or in any area to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Acquired Asset or that would so limit the freedom of the Purchaser after the Closing Date;

                              (viii) any agreement, contract or commitment which
     is or relates to an agreement with or for the benefit of any Affiliate of Seller; or

                              (ix) any other material agreement, commitment,
     arrangement or plan not in the ordinary course of business.

                           (2) Each contract or agreement listed on any Schedule
attached hereto or required to be disclosed or provided to Purchaser pursuant hereto (i) is a legal, valid and binding agreement of Seller and is in full force and effect and (ii) is enforceable by the respective parties thereto in accordance with their respective terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, receivership, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally. Neither Seller nor, to the best of Seller's knowledge, any other party thereto is in default or breach in any material respect under the terms of such contracts or agreements, nor, to the best of Seller's knowledge, has any event or circumstance occurred that, with notice or lapse of time or otherwise, would constitute an event of default thereunder.

                           (3) There are no (i) material agreements, contracts
or other business arrangements or understandings relating solely to the Acquired Assets, and (ii) material products, enhancements, programs benefits or services offered in connection with any of the Acquired Accounts, other than such products, enhancements, programs, benefits or services, agreements, contracts or other business arrangements or understandings that Seller has expressly disclosed to Purchaser.

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE DELETIONS.

                  (n) Absence of Certain Changes. Since April 30, 2000, the Business has been conducted in the ordinary course consistent with past practices and there has not been:

                           (1) any incurrence, assumption or guarantee by Seller
of any indebtedness for borrowed money in excess of ******************** dollars (**********) with respect to or in any way relating to the Acquired Assets except in the ordinary course of business;

                           (2) any creation or other incurrence of any Lien
other than Permitted Liens on any Acquired Asset other than in the ordinary course of business consistent with past practices;

                           (3) any material damage, destruction or other
casualty loss (whether or not covered by insurance) affecting the Business or the Acquired Assets;

                           (4) any transaction or commitment made, or any
contract or agreement entered into, by Seller relating to any Acquired Asset (including the acquisition or disposition of any Acquired Assets) or the Assumed Liabilities or any relinquishment by Seller of any contract or other right, in either case, material to the Business, other than transactions and commitments in the ordinary course of business and those contemplated by this Agreement or any of the Related Agreements;

                           (5) any material change in any method of accounting
or accounting practice by Seller with respect to the Business except for any such change after the date hereof required by reason of a concurrent change in generally accepted accounting principles;

                           (6) any action taken to impair in any material
respect Seller's rights in any of the Acquired Assets;

                           (7) any (i) grant of any severance or termination pay
to any employee of the Business, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any employee of the Business, (iii) increase in benefits payable under an existing severance or termination pay policies or employment agreements, or (iv) increase in compensation, bonus or other benefits payable to employees of the Business, other than in the ordinary course of business consistent with past practice; or

                           (8) any agreement by Seller to undertake any of the
foregoing items.

                  (o) Finders' Fees. Seller has not agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement, any Related Agreement or the Bill of Sale or the transactions contemplated by this Agreement or any Related Agreement that would give rise to any valid claim against Purchaser for any brokerage commission or finder's fee or like payment.

                  (p)      Standards.

                           (1) Seller maintains policies and procedures for the
Business that comply in all material respects with applicable laws, rules and regulations and has implemented compliance procedures with respect to those policies and procedures. Seller has made copies of the policies and procedures relating to the Business available to Purchaser. No material breach of any of these policies and procedures has occurred, been discovered or noted since January 1, 1998.

                           (2)  Seller has made available to Purchaser a true
and complete copy of the SAS70 report prepared for fiscal years 1998 and 1999 relating to the Business, and of the responses of management of the Business thereto. Seller has, to the extent and at or before the times set forth in such responses, materially complied with or substantially addressed such recommendations and exception and deficiency items.

                           (3) Seller maintains with respect to each Client, all
of its respective (i) Client Agreements (or copies thereof) and (ii) material records and documentation (or copies thereof) that it has agreed to maintain or that it is required to maintain under applicable laws, rules or regulations.

                           (4) Since January 1, 1998, no internal audit reports
and no examination or inspection reports issued by any governmental entity or regulator have been issued with respect to the Business.

                  (q) Insurance. Seller maintains insurance and indemnity bonds providing coverage for all risks normally insured or bonded against by companies in similar lines of business as the Business. As of the date hereof, each such insurance policy or bond is in full force and effect, and, as of the date hereof, Seller has not received written notice from any insurer or agent of any intent to cancel any such insurance policy or indemnity bond.

                  (r)      Clients.

                           (1) Schedule 2.1(a) attached hereto contains a
list of Client Agreements in effect as of October 31, 2000.

                           (2) Schedule 4.1(r)(2) attached hereto sets forth,
with respect to each Client (i) assets under custody as of October 31, 2000;
(ii) a schedule of annualized fees billed by Account based upon the last fee rate used in relation to such account and the market value as of October 31, 2000; (iii) the amounts committed and outstanding under each of the Investment Lines of Credit as of October 31, 2000, and (iv) interest bearing sweep balances in Chase Vista accounts or other Chase Manhattan Bank interest-bearing money market accounts associated with the Acquired Accounts with Seller as of October 31, 2000.

                           (3)      No Client Agreement, except for the
Investment Line of Credit Agreements, requires Seller to provide any services other than custody services or such other services specifically provided therein, and no Client Agreement would subject Seller to any liability arising out of the acts or omissions of Seller or their agents or sub-custodians except to the extent caused by the negligence or willful misconduct of such Person.

                           (4)      Except as set forth on Schedule 4.1(r)(4)
attached hereto, Seller has not received any notice from any Person or otherwise has any knowledge that any Client Agreement has been or will be terminated or that future business under any Client Agreement may be substantially reduced.

                           (5)      Schedule 4.1(r)(5) attached hereto lists all
new Clients of the Business not otherwise listed on Schedule 4.1(r)(2) attached hereto and sets forth, with respect to each new Client, assets under custody as of a date five (5) Business Days prior to the date of this Agreement or prior to the Cut-Off Time, as the case may be.

                           (6)      At Closing, Schedule 4.1(r)(6) shall be
attached hereto and shall list each of the Client Agreements that have been terminated subsequent to the date hereof and prior to the Cut-Off Time.

                           (7)      Schedule 4.1(r)(7) attached hereto sets
forth the total revenue, total expenses and net income before taxes for the calendar year ended December 31, 1999, for the Business.

                  (s) Fee Reductions. No Client has initiated negotiations to amend or modify its respective Client Agreement to provide for a material reduction of any fees thereunder.

         4.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

                  (a) Organization. Purchaser is a trust company, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is authorized to conduct general banking business under such laws. Purchaser has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals to carry on its business as now conducted.

                  (b) Corporate Authorization. The execution, delivery and performance by Purchaser of this Agreement, each Related Agreement and the Bill of Sale, and the consummation of the transactions contemplated by this Agreement and each Related Agreement are within Purchaser's powers and authority (corporate or otherwise) and have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement constitutes, and at the Closing Time each Related Agreement shall constitute, a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, receivership, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

                  (c) Governmental Authorization. The execution, delivery and performance by Purchaser of this Agreement, each Related Agreement and the Bill of Sale and the consummation of the transactions contemplated by this Agreement and each Related Agreement require no action by or in respect of, or filing with, or registration with or declaration by any governmental body, agency or official other than those set forth on Schedule 4.2(c) attached hereto.

                  (d) Non-contravention. The execution, delivery and performance by Purchaser of this Agreement, each Related Agreement and the Bill of Sale and the consummation of the transactions contemplated by this Agreement and each Related Agreement do not and shall not (i) contravene or conflict with the articles of incorporation or bylaws of Purchaser or (ii) contravene or conflict with or constitute a violation of any applicable law, rule or regulation, in each case in any material respect or require any consent or approval under any material judgment, injunction, order, writ, decree, permit or license to which Purchaser is a party or by which Purchaser is bound.

                  (e) Litigation. There is no action, suit, claim, litigation, proceeding, arbitration or material controversy (or to Seller's knowledge, any reasonable basis therefor) pending against or affecting, or to the Purchaser's knowledge, contemplated or threatened against Purchaser or any of its Affiliates before any court or arbitrator or any governmental body, agency or official that in any manner challenges or seeks to prevent, enjoin or materially alter or delay the transactions contemplated by this Agreement or by any Related Agreement.

                  (f) Finders' Fees. Purchaser has not agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or any Related Agreement or the transactions contemplated hereby or thereby that would give rise to any valid claim against Seller for any brokerage commission or finder's fee or like payment.

                  (g) Other Representations. Purchaser is a sophisticated purchaser and has engaged or has accessed expert advisors, experienced in the evaluation and purchase of companies and businesses such as the Business, as contemplated hereunder. Purchaser acknowledges and agrees that, except as expressly set forth herein, Seller makes no representation or warranty, express or implied or arising by operation of law, with respect to Seller, the Business or any of the Acquired Assets.

                                    ARTICLE V
                            COVENANTS AND AGREEMENTS

         5.1 Mutual Covenants and Agreements. Each of Purchaser and Seller covenants and agrees that:

                  (a) Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, Purchaser and Seller shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws, rules and regulations to consummate the transactions contemplated by this Agreement and by the Related Agreements. Each party hereto agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and by the Related Agreements and to vest in Purchaser good and marketable title to the Acquired Assets.

                  (b) Public Announcements. Except as previously agreed by both parties, or as may be required by law, rule or regulation or judicial or administrative order, demand or similar process or procedure, or as may be necessary to disclose to lenders or rating agencies, neither Seller nor Purchaser shall, and each party hereto shall cause its respective Affiliates, representatives and agents not to, on or after the date hereof, issue a press release or make any public announcement related to the transactions contemplated by this Agreement or by the Related Agreements without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

                  (c) Mutual Cooperation. Seller and Purchaser shall cooperate with each other (1) in determining whether any action by or in respect of, or filing with, any Person, is required in connection with the consummation of the transactions contemplated by this Agreement or by any Related Agreement and in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, approvals or waivers; (2) in the event that any governmental regulator having jurisdiction over either party initiates any audit or inquiry related to the Business or the transactions contemplated hereunder; (3) in the event that any action or proceeding is brought by any party (other than Seller against Purchaser or Purchaser against Seller) in connection with the transactions contemplated hereby or in connection with the Acquired Assets or Assumed Liabilities; and (4) in the event that either internal or external auditors of any party hereto require information in connection with any auditing activity required by such party in connection with the preparation of financial statements or otherwise in connection with the business of such party.

                  (d) Interim Services Agreement. At the Closing Time, Purchaser and Seller shall enter into an Interim Services Agreement. Seller and Purchaser agrees to use, and to cause their respective Affiliates to use, their reasonable best efforts to cause, and to cooperate in good faith and in accordance with the terms of the Interim Services Agreement in connection with, the conversion of Acquired Assets of Seller to Purchaser's trust system (the "Conversion", with the term "Converted" having the correlative meaning) for each Person who is a Client as of the Closing Date and who has not given (or been given) a notice of termination.

                  (e) WARN Act. The parties hereto agree to cooperate in good faith to determine whether any notification may be required under the Worker Adjustment and Retraining Notification Act (the "WARN Act") as a result of the transactions contemplated by this Agreement or any of the Related Agreements. After the Cut-Off Time, Purchaser shall be responsible for providing any notification that may be required under the WARN Act with respect to any Transferred Employees. Seller shall be responsible for providing any notification that may be required under the WARN Act with respect to any employees of the Business that do not become Transferred Employees. If, after the Cut-Off Time, Purchaser fails to provide sufficient notice to enable Seller to provide such timely notification, then Purchaser shall be liable for any additional expenditure resulting from the failure to provide notification required under the WARN Act with respect to any employees of the Business.

         5.2 Certain Covenants and Agreements of Seller. Seller hereby agrees with Purchaser as follows:

                  (a) Conduct of the Business. From the date hereof until the Closing Time, Seller shall conduct, or cause to be conducted, the Business in the ordinary course consistent with past practice and use its reasonable best efforts to preserve intact the business organizations and relationships with third parties relating to the Business and to keep available the services of the Transferred Employees, subject to Seller's policies and procedures. Without limiting the foregoing, from the date hereof until the Closing Time, Seller shall (1) maintain, service and process the Acquired Accounts and any applications for Acquired Accounts in substantially the same manner as previously maintained and serviced and in accordance in all material respects with Seller's written policies and procedures relating to the Business as currently in effect; (2) maintain, service and process the Acquired Accounts and any applications for any Accounts to be acquired hereunder in compliance with applicable laws, rules and regulations;
(3) not make any change to Seller's policies and procedures relating to the Acquired Accounts or take any other action that would have a Material Adverse Effect, or a material adverse effect on the goodwill associated with the Acquired Assets, except as required by law, safe or sound banking practices; or
(4) comply with the terms and conditions of the Client Agreements, as then in effect; (5) not, with respect to the Business, acquire a material amount of assets from any other Person, which assets would qualify as Acquired Assets; (6) not sell, lease, license or otherwise dispose of any Acquired Assets except in the ordinary course consistent with past practice; (7) not create, assume or otherwise incur any Lien other than Permitted Liens on any Acquired Asset; (8) not enter into any joint venture or similar arrangement that involves the sharing of profits or future payments to other Persons, each with respect to the Business; (9) not (A) grant any severance or termination pay to any Transferred Employee, (B) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any employee of the Business, (C) increase in benefits payable under an existing severance or termination pay policies or employment agreements, or (D) increase in compensation, bonus or other benefits payable to Transferred Employees, other than in the ordinary course of business consistent with past practice; (10) agree or commit to do anything listed in any of the foregoing clauses (3) through (9); (11) use its reasonable best efforts to preserve the goodwill of its suppliers, customers and others having business relations with Seller relating to the Business.

                  (b)      Access.

                           (1)      From the date of this Agreement until the
Closing Date, Seller shall, upon one (1) Business Day's notice from Purchaser,
(i) give Purchaser, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of Seller or any of its Affiliates, in any event only as relating to the Acquired Assets; (ii) furnish Purchaser, its counsel, financial advisors, auditors and other authorized representatives with copies of such information with respect to the Acquired Assets and Assumed Liabilities; (iii) instruct the employees, counsel and financial advisors of Seller to cooperate reasonably with Purchaser in its investigation of the Acquired Assets and Assumed Liabilities and shall allow Purchaser reasonable access to such employees, counsel and financial advisors (provided that such access does not unreasonably interfere with the activities of such employees, counsel and financial advisors); and (iv) cooperate with Seller in providing reasonable access and introduction to Clients; provided that
(x) such access or investigation shall be supervised by Seller's representatives and conducted in a manner that does not unreasonably interfere with Seller's normal operations and (y) Seller shall not be required to divulge any records, including certain Client information, to the extent prohibited by applicable agreements, statutes, regulations or Seller employment policies; provided, however, that if such access is prohibited by an agreement, then Seller shall request the applicable party to such agreement for permission to disclose such records to Purchaser and/or its representatives. No investigation by Purchaser or other information received by Purchaser shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller hereunder.

                           (2) On and after the Closing Date, Seller shall
afford promptly to Purchaser and its agents reasonable access to its books of account, financial and other records (including, without limitation, accountant's work papers, and information and records maintained on the AM Trust System), information, employees and auditors relating solely to the Business to the extent necessary or useful for Purchaser in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Business; provided that any such access by Purchaser shall (i) not unreasonably interfere with the conduct of Seller's business and (ii) be responsible for any expenses that, individually or in the aggregate, are non-deminimus.

                  (c) Exclusivity. Seller agrees that its shall not, and none of its Affiliates, agents, representatives, directors, officers or employees shall, either directly or indirectly (through brokers, agents, affiliates or otherwise) sell, transfer or otherwise encumber or solicit, discuss, accept or take any other action with respect to an offer from any other potential purchaser to acquire any of the assets of the Business, whether by asset purchase, stock purchase or otherwise.

                  (d) Further Assurances. On and after the Closing Date, Seller shall give such further assurances to Purchaser, execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be reasonably necessary and appropriate to carry out fully and effectively the transactions contemplated by this Agreement and by the Related Agreements.

                  (e) Books and Records. Commencing on the Closing Date, the Books and Records shall be the property of Purchaser and shall be delivered to Purchaser prior to the Closing Time; provided that Seller may retain such copies thereof as may be required to meet legal, regulatory, tax, accounting and auditing requirements.

                  (f) Confidentiality. After Closing, Seller and its Affiliates shall hold, and shall cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of applicable law, rule or regulation, all confidential documents and information concerning the Acquired Assets and Assumed Liabilities, except to the extent that such information (i) was previously known on a non-confidential basis by Seller, (ii) enters the public domain through no fault of Seller or any of its Affiliates or (iii) is later lawfully acquired by Seller from sources that are not, to Seller's knowledge, subject to any confidentiality obligation with respect to such documents or information and that are not related to its prior ownership of the Acquired Assets.

                  (g) Notice of Certain Events. Seller shall promptly notify Purchaser of:

                           (1)      any notice or other communication from any
Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or any Related Agreement;

                           (2)      any notice or other communication from any
governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement or any Related Agreement;

                           (3)      any actions, suits, claims, investigations
or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Seller or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or that related to the consummation of the transactions contemplated by this Agreement or any Related Agreement; and

                           (4)      the damage or destruction by fire or other
causality of any material Acquired Asset or part thereof or in the event that any material Acquired Asset or part thereof becomes the subject of any proceeding or, to the knowledge of Seller, threatened proceeding for the taking thereof or any part thereof.

                  (h) Conversion Efforts. As soon as practicable after Seller announces to the Employees the transactions contemplated hereby, Seller shall use its reasonable best efforts (but without any requirement to make payments to third parties in connection therewith) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws, rules and regulations to assist Purchaser in effecting a conversion of the Acquired Accounts, including, without limitation, providing Purchaser with access and use of files and extracts created by Seller during Seller's earlier preparation for conversion from the AM Trust System, and making reasonably available at Seller's expense appropriate technology and operation personnel of Seller to assist with the conversion.

                  (i) Certain Required Disclosures. Seller acknowledges that an Affiliate of Purchaser (i) is subject to the reporting requirements of the Securities Exchange Act of 1934 and may from time to time register its securities for sale to the public under the Securities Act of 1933 and (ii) may be required to file with the Securities and Exchange Commission registration statements, proxy statements or other reports and documents that include historical and pro forma financial statements and other information regarding the Business and Seller required by applicable U.S. securities laws and by Rule 3-05 and Article 11 of Regulation S-X under the Securities Act of 1933 and the Securities Exchange Act of 1934. Seller shall provide reasonable access to such financial and other information necessary for Purchaser to comply with these and other applicable laws.

                  (j) Trademarks; Tradenames. As soon as practicable after the Closing Date, Seller shall eliminate the use of all of the trademarks, tradenames, service marks and service names used primarily in the Business, in any of their forms or spellings, on all advertising, stationery, business cards, checks, purchase orders and acknowledgments, customer agreements and other contracts and business documents.

                  (k)      Tax Reporting.

                           (i) For the period ending December 31, 2000, Seller shall perform all reporting requirements under applicable tax laws and that relate to the Client Agreements, including Forms 1099 and related forms.

                           (ii) Seller shall provide to Purchaser position and transaction extracts from the AM Trust System to allow Purchaser to map tax information to Purchaser's tax reporting database, as such information is reasonably necessary for purposes of satisfying the reporting requirements under applicable tax laws for the period ending December 31, 2001.

                  (l) Required Consents. Seller shall use all reasonable best efforts to obtain consents in writing to the transactions contemplated by this Agreement (including the Required Consents) and such amendment, assignments or modifications of such documents or instruments that are required so that the transactions contemplated by this Agreement shall not result in any violation with respect to any law, rule, regulation, order, decree, license, agreement, contract, commitment or instrument to which Seller or any of the Acquired Assets is bound.

         5.3 Certain Covenants and Agreements of Purchaser. Purchaser hereby agrees with Seller as follows:

             (a) Conversion Efforts. From and after the Closing Date, Purchaser shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws, rules and regulations to effect a Conversion of the Acquired Accounts.

                  (b) Notice of Certain Events. Purchaser shall promptly notify Seller of:

                      (1) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or any Related Agreement; and

                      (2) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement or any Related Agreement.

                  (c) Further Assurances. On and after the Closing Date, Purchaser shall give such further assurances to Seller, execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be reasonably necessary and appropriate to carry out fully and effectively the transactions contemplated by this Agreement and by the Related Agreements.

         5.4 Enforceability of Covenants. Seller and Purchaser do hereby additionally acknowledge and agree that none of the time span, scope or area covered by the within covenants and agreements are unreasonable, and that it is the specific and express intent of Seller and Purchaser that the covenants and agreements set forth above shall be valid and enforceable as specifically set forth. If it is judicially determined that any portion of the covenants or agreements set forth above shall not be valid or enforceable as specifically set forth, then the covenants or agreements shall not be declared invalid but rather shall be modified in such a manner so as to result in the same being valid and enforceable to the maximum extent permitted by law.

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE DELETIONS.

         5.5      Covenant Not-to-Compete.

                  (a) For purposes of this Section, the term "Advisory Custody Account" shall mean any securities safekeeping account pursuant to which advisory custody services are performed (as such services are performed as of the date hereof by the Advisory Custody Business of Seller's National Consumer Services division ("ACB")) where (i) the advisory custody account is opened with a Target Customer as a result of a referral from a third party investment advisor in order to facilitate such investment advisor's provision of discretionary or non-discretionary investment management services to the account holder in connection with such account, (ii) each of the custodian and the account holder's primary business relationship with respect to such account is with the investment advisor and not with each other and (iii) the advisory custody account is maintained in any of New York, New Jersey, Connecticut and Massachusetts.

                  (b) For a period of ********* years from the Closing Date, Seller and its Affiliates shall not establish de novo or maintain a business, division or other operation to engage primarily in the promotion, solicitation, offering and origination of Advisory Custody Accounts.

                  (c) Notwithstanding anything herein to the contrary,

                      (i) this Agreement shall not be construed to preclude Seller and/or any of its Affiliates from continuing conduct of the Business until the Conversion Date;

                      (ii) this Agreement shall not be construed to preclude Seller and/or any of its Affiliates from the ownership or administration of any Account(s) that is/are not an Acquired Account;

                      (iii) this Agreement shall not be construed to preclude Seller and/or any of its Affiliates from acquiring and/or holding (solely for investment purposes or pursuant to any bankruptcy or similar proceeding or through foreclosure of any stock or other interest securing any obligation to Seller and/or any of its Affiliates) any interest in any Person that maintains, manages, holds, promotes, solicits, offers, originates or otherwise conducts Advisory Custody Accounts;

                       (iv) this Agreement shall not be construed to preclude Seller and/or any of its Affiliates from performing any custody or other services (including advisory custody services where such services are ancillary to other services being provided, and are not a primary source of revenue, in connection with Seller's or such Affiliate's relationship with the investment advisor associated with such custody account) in connection with its brokerage, trust, collateral management, cash management, escrow, foreign exchange, retirement services, investor services, investment management, investment advisory, endowment and foundation, accounting, asset management, warehouse lending, loan documentation custody, loan securitization, tri-party repurchase, mortgage, private banking, mutual funds or clearing businesses, or any businesses that are currently, or in the future, conducted by or under Seller's Private Bank, Chase H&Q, Global Investment Bank, Chase Securities Inc., Chase Securities of Texas, Global Investor Services, Global Asset Management, Capital Markets Fiduciary Services and Chase Treasury Solutions businesses and/or Brown & Co. Securities Corp.; provided that Seller may not establish an Advisory Custody Account (x) through the entities listed on Schedule 5.6(c)(iv) attached hereto or (y) for any Target Customer in connection with such Target Customer's investment advisory relationship with those entities if such Target Customer's Advisory Custody Accounts are being purchased by Purchaser hereunder;

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE DELETIONS.

                       (v) this Agreement shall not be construed to preclude Seller and/or any of its Affiliates from providing any services to any Person if such services would not have been provided through ACB as such business is conducted as of the date hereof; and

                       (vi) this Agreement shall not be construed to preclude Seller and/or any of its Affiliates from (A) directly or indirectly acquiring (through the acquisition of stock or otherwise) any Person or affiliated group of Persons engaged in an Advisory Custody Business or the Advisory Custody Business assets of such Person or affiliated group of Persons constituting such business where, for the most recently completed fiscal year of such Person or affiliated group of Persons, the Advisory Custody Business accounts for no more than thirty percent (30%) of the consolidated revenues of such Person or affiliated group of Persons or (B) being acquired by any Person or affiliated group of Persons that owns an Advisory Custody Business.

          (d) For a period of ********* years from the Closing Date, none of Seller and/or its Affiliates shall be permitted to solicit or bid for (i) any Person whose Account was sold to Purchaser under this Agreement or (ii) any investment advisor, who at the Closing Date provided investment management services to the Accounts referenced in clause (i) of this sentence, for the establishment of any Advisory Custody Account (as such services are provided by ACB and as ACB is conducted as of the date hereof) unless such advisory custody services are provided in connection with any of its brokerage, trust, collateral management, cash management, escrow, foreign exchange, retirement services, investor services, investment management, investment advisory, endowment and foundation, accounting, asset management, warehouse lending, loan documentation custody, loan securitization, tri-party repurchase, mortgage, private banking, mutual funds or clearing businesses, or any businesses that are currently or in the future conducted by Seller's Private Bank, Chase H&Q, Global Investment Bank, Chase Securities Inc., Chase Securities of Texas, Global Investor Services, Capital Markets Fiduciary Services and Chase Treasury Solutions businesses and/or Brown & Co. Securities; provided that such advisory custody services not prohibited under this paragraph are ancillary to other services being provided by Seller or its Affiliate, and are not a primary source of revenue, in connection with Seller's or such Affiliate's relationship with the investment advisor associated with such custody account. Notwithstanding the foregoing, for a period of three (3) years from the Closing Date, none of Seller and its Affiliates shall solicit or bid for the provision of Advisory Custody Accounts for (x) any of the entities listed on Schedule 5.6(c)(iv) attached hereto or (y) with respect to such Target Customer's account with such entity, any Target Customer whose Advisory Custody Account is managed by any such entity and is acquired hereunder.

                                   ARTICLE VI
                                   TAX MATTERS

         6.1 Tax Definitions. The following terms, as used herein, have the following meanings:

                  (a) The term "Pre-Closing Tax Period" shall mean (i) any Tax Period ending on or before the Closing Date and (ii) with respect to a Tax Period that commences before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

                  (b) The term "Tax" shall mean (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding on amounts paid to or by Seller, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (each, a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), or (ii) liability for the payment of any amounts of the type described in (i) as a result of being party to any agreement or any express or implied obligation to indemnify any other Person.

         6.2 Tax Matters. Seller hereby represents and warrants to Purchaser that:

                  (a) Seller has timely paid all Taxes, and all interest and penalties due thereon and payable by it for the Pre-Closing Tax Period which will have been required to be paid on or prior to the Closing Date, the non-payment of which would result in a Lien on any Acquired Asset, would otherwise adversely affect the Business or would result in Purchaser becoming liable or responsible therefor.

                  (b) Seller has established, in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, adequate reserves for the payment of, and shall timely pay all Tax liabilities, assessments, interest and penalties which arise from or with respect to the Acquired Assets or the operation of the Business and are incurred in or attributable to the Pre-Closing Tax Period, the non-payment of which would result in a Lien on any Acquired Asset, would otherwise adversely affect the Business or would result in Purchaser becoming liable therefor.

         6.3      Tax Cooperation; Allocation of Taxes.

                  (a) Purchaser and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business and the Acquired Assets (including, without limitation, access to books and records) as is reasonably necessary for the filing of all Tax returns, the making of any election relating to Taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Purchaser and Seller shall retain all books and records with respect to Taxes pertaining to the Acquired Assets for a period of at least six (6) years following the Closing Date. At the end of such period, each party shall provide the other with at least ten (10) days prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records. Seller and Purchaser shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Acquired Assets or the Business.

                  (b) All property taxes (personal or otherwise) and similar ad valorem obligations levied with respect to either the Acquired Assets or Assumed Liabilities for a taxable period that includes (but does not end on) the Closing Date (collectively, the "Apportioned Obligations") shall be apportioned between Seller and Purchaser based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period after the Closing Date (any such taxable period, the "Post-Closing Tax Period"). Seller shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and Purchaser shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period. Upon receipt of any bill for property (whether personal or otherwise) taxes relating to the Acquired Assets, each of Seller and Purchaser shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 6.3(b) together with such supporting evidence as is reasonably necessary to calculate the pro-ration amount, taking into account any reserves established by Seller. The pro-ration amount shall be paid by the party owing it to the other within ten (10) days after delivery of such statement. In the event that either Seller or Purchaser shall make any payment for which it is entitled to reimbursement under this Section 6.3(b), the other party shall make such reimbursement promptly but in no event later than ten (10) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

                  (c) All excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer and similar Taxes, levies, charges and fees (collectively, the "Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be borne by the party that is legally responsible therefor. Purchaser and Seller shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation. The party that is required by applicable law to make the filings, reports, or returns with respect to any applicable Transfer Taxes shall do so, and the other party shall cooperate with respect thereto as necessary. No portion of the Purchase Price is subject to any Tax withholding provision of federal, state, local or foreign law.

                                   ARTICLE VII
                                EMPLOYEE MATTERS

         7.1      Agreements; Representations and Warranties.

                  (a) Purchaser shall offer employment to all Employees listed on Schedule 7.1(a) attached hereto who remain employed by Seller in the Business as of the Closing Date.

                  (b) Schedule 7.1(b) attached hereto shall include the following information for each Employee: name, job title, location of employment, salary, salary grade, most recent performance rating, Fair Labor Standards Act status, most recent salary increase and the date awarded, anticipated 2000 and 2001 salary increases if applicable, special day(s) entitlement, accrued but unused 1999 and 2000 vacation; scheduled hours of work, shift differential (if any), special work arrangements (if any), service date if different from date of hire, salary grade, date of hire, service date for benefit purposes and 1999 and 2000 bonus and/or other incentive compensation, including stock options. Schedule 7.1(b) shall be true and complete in all material respects.

                  (c) Purchaser shall be responsible for any activity in connection with advising Employees of the details of any employment with Purchaser and answering any questions relating thereto.

                  (d) Each employee benefit plan, within the meaning of Section 3(3) of ERISA, which is sponsored, maintained or contributed to or has been sponsored, maintained or contributed to within six years prior to the Closing Date, by Seller or any entity that would be considered to be under common control with Seller within the meaning of Section 414 of the Code (each as "ERISA Affiliate"), complies or prior to its termination had compiled in all respects with the requirements prescribed by any and all statutes, rules and regulations, including but not limited ERISA and the Code, that are applicable to such plan.

                  (e) Neither Seller nor any ERISA Affiliate contributes to or has an obligation to contribute to, and has not at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of Section 3(37) of ERISA or a plan subject to Title IV of ERISA.

                  (f) Each employee benefit plan maintained or contributed to by Seller or any ERISA Affiliate which is intended to qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code.

                  (g) Purchaser's defined benefit pension plan has been closed to new participants since January 1, 1997, and is not available to any employees hired by Purchaser after such date. As such, Seller acknowledges that the Transferred Employees shall not be entitled to participate in such defined benefit pension plan of Purchaser.

           7.2 Employment with Purchaser.

                  (a) Purchaser shall provide employment to all Employees who accept Purchaser's offer of employment made pursuant to Section 7.1(a) hereof and who become Transferred Employees, for a period of at least twelve (12) months following the Closing Date; provided that (i) Purchaser's employment of such Transferred Employees may be terminated for cause; (ii) Purchaser shall not be required to provide such employment to any Transferred Employee who voluntarily leaves the employment of Purchaser for any reason; and (iii) this provision is not intended to confer upon any Transferred Employee any rights or remedies thereunder. Such employment shall include positions that (i) are located in The City of New

York and within a fifteen (15) mile radius of the location here such Transferred Employees are employed by Seller as of the Cut-Off Time; (ii) entail job titles, duties and responsibilities that are substantially the same as such Transferred Employees have in their positions with Seller as of the Cut-Off Time; (iii) provide base wages or salaries no less than the base wages and salaries paid by Seller to such Transferred Employees as of the Cut-Off Time; (iv) provide incentive compensation opportunities substantially similar to the incentive compensation opportunities provided by Seller to the Transferred Employees as of the Cut-Off Time, as set forth in Schedule 7.1(b) hereto; (v) provide continuity of any compensation increases planned by Seller for the year 2000, as set forth in Schedule 7.1(b) hereto; (vi) entail working substantially the same hours and work schedules as the Transferred Employees worked with Seller in the year prior to the Cut-Off Time; and (vii) provide benefits that are comparable to and consistent with the benefits provided by Purchaser as of the date hereof and the Cut-Off Time. Seller shall not increase the base salary or incentive compensation paid to any Transferred Employee prior to the Closing Date in excess of Seller's regularly scheduled increase to such Transferred Employees.

                  (b) Purchaser shall be responsible for all employment and benefit related liabilities or obligations of whatever nature with respect to any Transferred Employee for claims incurred or based on events, acts, omissions, conduct or courses of conduct occurring entirely on or after the Cut-Off Time; provided that to the extent than an employee asserts both pre Cut-Off Time and Post Cut-Off Time claims, Seller and Purchaser shall cooperate and share pro-rata based upon pre Cut-Off Time versus post Cut-Off Time periods, in the cost of the defense of such claims and be responsible for the claims to the extent they concern pre-Cut-Off Time and post Cut-Off Time claims.

           7.3 Employee Benefit Plans.

                  (a) Purchaser shall have no liability or responsibility relating to or arising under any employee benefit plan or policy of Seller as that term is defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in which any Transferred Employee participates. Except as required by the terms of any of Seller's employee benefits plans, active participation in any of Seller's employee benefits plans will cease as of the Closing Date for Transferred Employees (or, if later, the date of hire by Purchaser).

                  (b) The Transferred Employees shall be eligible, on the same basis as similarly situated existing employees of Purchaser, for those employee welfare benefit plans as defined by Section 3(1) of ERISA, compensation and incentive compensation programs and other fringe benefits that Purchaser has in effect. Purchaser shall make available to all Transferred Employees its welfare benefit plans as defined by Section 3(1) of ERISA as of their respective dates of hire. The Purchaser shall waive any pre-existing conditions for the Transferred Employees under its medical and dental programs and shall give credit under its medical and dental programs for any deductibles that the Transferred Employees may have incurred under Seller's medical and dental plans; provided that any such inactive Transferred Employee who has such a pre-existing condition shall not be transferred to Purchaser until such time as such Transferred Employee becomes active. With respect to any of Seller's plans that are group health plans within the meaning of Section 5000(b)(1) of the Code, Seller shall satisfy the notice requirements and perform all other actions required by Sections 4980B and 9801 of the Code. Seller agrees that it is solely responsible for providing continuation health coverage (within the meaning of 4980B(f)(2) of the Code) to any employees, former employees or qualified beneficiaries of Seller that have had a "qualifying event" on or prior to the Closing Date, regardless of whether the employee becomes a Transferred Employee. Purchaser shall not apply any pre-existing condition clause under its long-term disability plan so as to preclude payment of a benefit to a Transferred Employee; provided that (i) such Transferred Employee participated in Seller's long-term disability plan as of the Closing Date and (ii) the pre-existing condition precluding the payment under Purchaser's plan would not have precluded payment of a benefit if the Transferred Employee had made a claim under Seller's long-term disability plan; provided further that any such inactive Transferred Employee who has such a pre-existing condition shall not be transferred to Purchaser until such time as such Transferred Employee becomes active.

                  (c) Purchaser shall treat all service of Transferred Employees with Seller and its Affiliates, including service with predecessor employers if recognized under Seller's programs as if it had been service with the Purchaser for each Transferred Employee for all purposes under Purchaser's employee welfare benefit plans as defined by Section 3(3) of ERISA (including but not limited to severance programs or arrangements), compensation and incentive compensation programs and fringe benefit programs and policies (in each of the foregoing cases, including, but not limited, to participation, vesting and benefits whose level is based on service).

                  (d) Effective as of the Closing Date (or, if later, the date of hire by Purchaser), the Transferred Employees shall be able to participate in the Purchaser's defined contribution plan in accordance with the terms of such plan. As provided in Section 7.3(c) hereof, Purchaser's defined contribution plan shall credit the Transferred Employees with all service with Seller and its Affiliates, including service with predecessor employers if recognized under Seller's programs, for purposes of eligibility and vesting of employer contributions and the level of contributions if based on service. Purchaser shall cause the trustee of its defined contribution plan to accept rollovers (consisting of cash and outstanding loan balances) described in Section 401(a)(31) of the Code from Seller's 401(k) Plan with respect to the Transferred Employees who make an election for a transfer.

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE DELETIONS.

         7.4 Vacation. Purchaser shall give each Transferred Employee credit for service with Seller, its Affiliates and predecessor employers if recognized under Seller's program, for vacation entitlement purposes. On the Closing Date, Seller shall provide Purchaser with a true and complete list of all unused and available vacation days for each Transferred Employee during the years 2000 and 1999, if applicable. Purchaser agrees to follow Seller's or Purchaser's vacation policy in effect as of the Closing Date for all Transferred Employees for a period of twelve (12) months from the Closing Date, whichever policy provides the greater benefits to the Transferred Employees. After such period ends, each Transferred Employee shall accrue and utilize vacation pursuant to Purchaser's vacation policy.

         7.5 Severance; ************.

                  (a) Purchaser shall provide severance payments and benefits to any Transferred Employee whose employment involuntarily terminates (other than for death, disability or termination for cause) before the expiration of a twelve (12) month period after the Closing Date. Purchaser shall provide such severance payments and benefits pursuant to Purchaser's policy attached hereto as Exhibit F.

                  (b) On ******************* Purchaser shall distribute to ********************************** an amount of *************************** as a ***************, which amount shall be *******************************
******************* shall be in addition to such amounts, if any, distributed and funded by Purchaser to certain or all Transferred Employees as bonuses, which distributions, if any, shall be made in the sole discretion of Purchaser.

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE DELETIONS.

         7.6 Tuition Assistance. Seller agrees to reimburse each Transferred Employee for courses that were approved and in process but not completed prior to the Closing Date; provided that such Transferred Employee satisfies all applicable conditions for reimbursement under Seller's tuition assistance program. Seller shall reimburse each Transferred Employee for courses completed prior to the Closing Date in accordance with Seller's tuition assistance program.

         7.7 Non-Solicitation Restrictions.

                  (a) From the date hereof until and including the ****** anniversary of the Closing Date, Purchaser shall not, directly or indirectly, without the written consent of a duly authorized employee of Seller, solicit the employment of any employee (or any individual who, as of the date hereof, is an employee) of Seller (i) with whom Purchaser or any of its representatives has had contact or (ii) of whom Purchaser or any of its representatives has become aware, in any event in connection with the transactions contemplated hereby and which individual does not become a Transferred Employee as provided in this
Article VII; provided that it shall not be a violation of this provision to solicit (a) through general advertisements not directed at the Employees or (b) any restricted individual through an executive search firm where such firm has not been directed to solicit such individual.

                  (b) From the date hereof until and including the ****** anniversary of the Closing Date, Seller shall not, directly or indirectly, without the written consent of a duly authorized employee of Purchaser, solicit the employment of any employee of Purchaser (i) with whom Seller or any of its representatives has had contact or (ii) of whom Seller or any of its representatives has become aware, in any event in connection with the transactions contemplated hereby; provided that it shall not be a violation of this provision to solicit (a) through general advertisements not directed at the employees of Purchaser or (b) any restricted individual through an executive search firm where such firm has not been directed to solicit such individual.

                                  ARTICLE VIII
                              CONDITIONS OF CLOSING

         8.1 Conditions to Obligations of Purchaser and Seller. The obligations of Purchaser and Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Time:

                  (a) HSR Act. Any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated.

                  (b) Legal Prohibition. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

                  (c) Regulatory Approvals. All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been taken, made or obtained, including those set forth in Schedules 4.1(c) and 4.2(c) attached hereto.

                  (d) Board Resolutions. Purchaser shall have received from Seller, and Seller shall have received from Purchaser, the certified resolutions of such other party's Board of Directors (where applicable), authorizing the execution and delivery of this Agreement, the Related Agreements and the Bill of Sale and the consummation of the transactions this Agreement and the Related Agreements.

         8.2 Conditions to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is, in addition to the conditions contained in Section 8.1 hereof, subject to the satisfaction of the following conditions prior to or at the Closing Time:

                  (a) Performance of this Agreement. All of the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Seller at or prior to the Closing Time and which are not qualified by a materiality standard shall have been complied with and performed in all material respects. All of the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Seller at or prior to the Closing Time and which are qualified by a materiality standard of any type shall have been complied with and performed in all respects.

                  (b) Accuracy of Representations and Warranties. The representations and warranties of Seller set forth in this Agreement or in any certificate or other writing delivered by Seller pursuant hereto or in connection herewith (disregarding any qualification with respect to "materiality" or "Material Adverse Effect") shall be true and correct at and as of the Closing Date as if made at and as of such date, except where the failure of such representations and warranties to be true shall not have a Material Adverse Effect or a material adverse effect on the ability of Seller to consummate the transactions contemplated by the Agreement or to perform its material obligations thereunder.

                  (c) Litigation. No action, suit, litigation, proceeding or investigation is threatened, instituted or pending before any court, arbitrator or governmental body, agency or official that (1) in the opinion of Purchaser (after consultation with its counsel) is reasonably likely to restrict, prohibit or prevent or materially to alter or delay or otherwise have a material adverse effect on the consummation of any of the transactions contemplated by this Agreement or by any of the Related Agreements or (2) seeks to restrain, prohibit or otherwise interfere with the ownership or use of the Acquired Assets or Assumed Liabilities by Purchaser or to compel Purchaser to dispose of all or substantially all or any material portion of the Acquired Assets or Assumed Liabilities or (3) seeks to require divestiture by Purchaser or any of its Affiliates of any material Acquired Asset or Assumed Liabilities.

                  (d) Regulations. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall restrain, prohibit or otherwise interfere, in any event in any material respect, with the effective operation or enjoyment by Purchaser of all or any portion of the Acquired Assets. There shall not be any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the purchase of the Acquired Assets, by any court, government or governmental authority or agency, domestic or foreign, other than the application of the waiting period provisions of the HSR Act to the purchase of the Acquired Assets, that, in the reasonable judgment of Purchaser would, directly or indirectly, reasonably be expected to result in any of the consequences referred to in clauses 8.2(c)(1), (2) and (3) above.

                  (e) Documents to be Delivered by Seller. Seller shall have furnished to Purchaser (1) a certificate, in the form attached hereto as Exhibit C-1, dated the Closing Date and signed by an authorized executive officer of Seller, to the effect that the conditions set forth in Section 8.2(a) and (b) hereof with respect to Seller have been satisfied, (2) a certificate, in the form attached hereto as Exhibit C-2, dated the Closing Date and signed by the Secretary or an Assistant Secretary of Seller, certifying the incumbency of the officers or other representatives of Seller signing this Agreement and each Related Agreement, (3) the Closing Statement in the form attached hereto as Exhibit E and (4) an opinion of counsel for Seller, dated the Closing Date, in the form attached hereto as Exhibit C-3.

                  (f) Related Agreements. Each of the Related Agreements shall have been executed and delivered by Seller and, assuming due execution and delivery by Purchaser, shall be in full force and effect.

                  (g) Required Consents. Seller shall have received all material Required Consents and all consents, authorizations or approvals from the governmental agencies referred to in Section 4.1(c), in each case in form and substance reasonably satisfactory to Purchaser, and no such consent, authorization or approval shall have been withdrawn or revoked.

                  (h) Revised Schedules. Without prejudice to Purchaser's rights under Sections 8.2(a), (b) and (e), Seller shall have delivered to Purchaser revised schedules to this Agreement containing information updated to the Closing Date.

                  (i) Other Documents. Purchaser shall have received all documents it may reasonably request relating to the existence of Seller and the authority of Seller for this Agreement and the Related Agreements, all in form and substance reasonably satisfactory to Purchaser.

                  (j) Material Adverse Change. After the date hereof and prior to the Closing Date, there shall not have occurred a material adverse change relating solely to the Business.

         8.3 Conditions to Obligations of Seller. The obligation of Seller under this Agreement to consummate the transactions contemplated by this Agreement is, in addition to the conditions contained in Section 8.1 hereof, subject to the satisfaction of the following conditions as of the Closing Time:

                  (a) Performance of this Agreement. All of the terms, covenants, conditions and agreements of this Agreement to be complied with and performed by Purchaser at or prior to the Closing Time and which are not qualified by a materiality standard in any respect shall have been complied with and performed in all material respects. All of the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Purchaser at or prior to the Closing Time and which are qualified by a materiality standard of any type shall have been complied with and performed in all respects.

                  (b) Accuracy of Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement or in any certificate or other writing delivered by Purchaser pursuant hereto or in connection herewith (disregarding any qualification with respect to "materiality" or "Material Adverse Effect") shall be true and correct at and as of the Closing Date as if made at and as of such date, except where the failure of such representations and warranties to be true shall not have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by the Agreement or to perform its material obligations thereunder.

                  (c) Documents to be Delivered by Purchaser. Purchaser shall have delivered to Seller (1) a certificate, in the form attached hereto as Exhibit D-1, dated the Closing Date and signed by an authorized executive officer of Purchaser, to the effect that the conditions set forth in Sections 8.3(a) and (b) hereof have been satisfied, (2) a certificate, in the form attached hereto as Exhibit D-2, dated as of the Closing Date, signed by the Secretary or an Assistant Secretary of Purchaser, certifying the incumbency of the officers or other representatives of Purchaser signing this Agreement and the Related Agreements, (3) the Purchase Price, as provided in Section 3.4 hereof and (4) an opinion of counsel for Purchaser, dated the Closing Date, in the form attached hereto as Exhibit D-3.

                  (d) Related Agreements. Each of the Related Agreements shall have been executed and delivered by Purchaser and, assuming due execution and delivery by Purchaser, shall be in full force and effect.

                  (e) Consents. Purchaser shall have received all consents, authorizations or approvals from governmental agencies referred to in Section 4.2(c), in each case in form and substance reasonably satisfactory to Seller, and no such consent, authorization or approval shall have been withdrawn or revoked.

                  (f) Other Documents. Seller shall have received all documents it may reasonably request relating to the existence of Purchaser and the authority of Purchaser for this Agreement and the Related Agreements, all in form and substance reasonably satisfactory to Seller.

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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION. ASTERISKS DENOTE DELETIONS.

                                   ARTICLE IX
                            SURVIVAL; INDEMNIFICATION

         9.1 Survival. The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the ****** anniversary of the Closing Date; provided that (a) the representations and warranties of the parties hereto contained in Sections 4.1(g) and 5.2(g) hereof shall survive indefinitely; (b) the covenants of the parties hereto contained in Section 5.5 hereof shall survive for the period set forth therein; and (c) the covenants, agreements, representations and warranties contained in Articles VI or VII shall survive until expiration of the applicable statutory period of limitations (giving effect to any waiver, mitigation or extension thereof), if later. Notwithstanding the foregoing, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 9.2 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. The liability of any party hereunder with respect to the representations and warranties of such party shall not be reduced by any investigation made at any time by or on behalf of any other party hereto.

         9.2      Indemnification Obligations.

                  (a) By Seller. Seller shall be liable to and shall indemnify and hold Purchaser and its Affiliates and their respective officers, directors, employees and permitted assigns harmless from and against any and all Losses incurred by reason of (1) a misrepresentation or

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE DELETIONS.

breach by Seller of any warranty, agreement or covenant contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith (which Losses shall be determined without regard to any materiality qualification contained in any representation, warranty or covenant giving rise to the claim for indemnity hereunder and whether or not discovered by Purchaser prior to Closing); or (2) the failure of Seller to assume full responsibility for any Excluded Liability; provided that Seller shall not be liable under Section 9.2(a)(1) unless the aggregate amount of Losses with respect to all matters referred to in Section 9.2(a)(1) exceeds ******************************************* and then only to the extent of such excess; provided further that under no circumstances shall Seller's liability under Section 9.2(a)(1) exceed ***********, subject to any reductions thereof pursuant to Article III hereof.

                  (b) By Purchaser. Purchaser shall be liable to and shall indemnify and hold Seller and its Affiliates and their respective officers, directors, employees and permitted assigns harmless from and against any and all Losses incurred by reason of (1) a misrepresentation or breach by Purchaser of any warranty, agreement or covenant contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith (which Losses shall be determined without regard to any materiality qualification contained in any representation, warranty or covenant giving rise to the claim for indemnity hereunder and whether or not discovered by Seller prior to Closing); or (2) the failure of Purchaser to assume full responsibility for any Assumed Liability; provided that Purchaser shall not be liable under
Section 9.2(b)(1) unless the aggregate amount of Losses with respect to all matters referred to in Section 9.2(b)(1) exceeds ******************************************* and then only to the extent of such excess; provided further that under no circumstances shall Purchaser's liability under Section 9.2(b)(1) exceed ***********, subject to any reductions thereof pursuant to Article III hereof.

         9.3      Procedures.

                  (a) Notice of Claims. Purchaser and Seller agree that in case any claim is made, or any suit, action or proceeding is commenced, which may give rise to a right of indemnification for such party hereunder (the "Indemnified Party") from another party (the "Indemnifying Party"), the Indemnified Party shall give notice to the Indemnifying Party as promptly as practicable after the receipt by the Indemnified Party of such notice or knowledge of such claim, suit, action or proceeding. Notice to the Indemnifying Party under the preceding sentence shall be given no later than thirty (30) days after receipt by the Indemnified Party in the event a suit, action or proceeding has commenced or sixty (60) days after the Indemnified Party becomes aware of such event under all other circumstances. The failure to give prompt notice shall not relieve an Indemnifying Party of its obligation to indemnify except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants at reasonable times and for reasonable periods, during normal business hours, all books and records of the Indemnified Party relating to any such possible claim for indemnification, and each party hereunder shall render to the other such assistance as it may reasonably be required by the other in order to insure prompt and adequate defense of any suit, action, claim or proceeding based upon a state of facts which may give rise to a right of indemnification hereunder.

                  (b) Selection of Counsel. The Indemnifying Party shall have the right to defend, compromise and settle any suit, claim, action or proceeding in the name of the Indemnified Party to the extent that the Indemnifying Party may be liable to the Indemnified

Party under Section 9.2 in connection therewith; provided that the Indemnifying Party shall not compromise or settle a suit, claim, action or proceeding unless it assumes the obligation to indemnify for all Losses relating thereto. The Indemnifying Party shall notify the Indemnified Party within ten (10) days of having been notified pursuant to Section 9.3(a) hereof if the Indemnifying Party elects to assume the defense of any such claim, suit, action or proceeding and employ counsel; provided that the Indemnified Party does not object to such counsel in the reasonable exercise of its discretion. The Indemnified Party shall have the right to employ its own counsel if the Indemnifying Party so elects to assume such defense, but the fees and expenses of such counsel shall be at the Indemnified Party's expense, unless (1) the employment of such counsel shall have been authorized in writing by the Indemnifying Party, (2) the Indemnifying Party shall not have employed counsel promptly to take charge of the defense of such action after electing to assume the defense thereof or (3) such Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events said reasonable fees and expenses shall be borne by the Indemnifying Party.

                  (c) Settlement of Claims. The Indemnified Party may at any time notify the Indemnifying Party of its intention to settle or compromise any claim, suit or action against the Indemnified Party in respect of which indemnification payments may be sought from the Indemnifying Party hereunder, but shall not settle or compromise any matter for which indemnification may be sought, notwithstanding Section 9.3(b) hereof, in excess of ten thousand dollars ($10,000.00) in the aggregate without the consent of the Indemnifying Party. Any settlement or compromise of any claim, suit, action or proceeding in accordance with the


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preceding sentence, or any final judgment or decree entered on or in any claim, suit, action or proceeding that the Indemnifying Party did not assume the defense of in accordance herewith, shall be deemed to have been consented to by, and shall be binding upon, the Indemnifying Party as fully as if the Indemnifying Party had assumed the defense thereof and a final judgment or decree had been entered in such suit, action or proceeding, or with regard to such claim, by a court of competent jurisdiction for the amount of such settlement, compromise, judgment or decree. No party shall settle any claim against any other party without the prior written consent of such other party where such settlement would result, in the reasonable judgment of such other party, in harm to the reputation of such other party or any of its Affiliates.

                  (d) Indemnification Payments. Amounts owing under this Article IX shall be paid promptly upon written demand for indemnification containing in reasonable detail the facts giving rise to such liability; provided that if the Indemnifying Party notifies the Indemnified Party within thirty (30) days of receipt of such demand that it disputes its obligation to indemnify and the parties are not otherwise able to reach agreement, the controversy shall be settled by judgment entered by a court of competent jurisdiction. Purchaser and Seller agree to treat all payments made hereunder as adjustments to the total consideration paid for the Acquired Assets.

                                    ARTICLE X
                                   TERMINATION

         10.1 Termination. This Agreement may be terminated prior to the Closing Date:

                  (a) by mutual written agreement of Seller and Purchaser;

                  (b) by either Seller or Purchaser if the Closing has not occurred by June 30, 2001, unless the failure of the Closing to occur by such date shall be due to the failure of the


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party seeking to terminate this Agreement hereunder to perform or observe in any material respect the covenants and agreements of such party set forth in this Agreement;

                  (c) by the Purchaser or the Seller in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained herein, which breach is not cured within sixty (60) days of written notice thereof being given to the party committing such breach (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); or

                  (d) by either Seller or Purchaser if there shall be any applicable law or regulation that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited or if the consummation of the transactions contemplated by this Agreement or any Related Agreement would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

                  (e) The party desiring to terminate this Agreement pursuant to clause 10.1(b), (c) or (d) hereof shall give notice of such termination to the other parties as provided herein.

         10.2 Effect of Termination. If this Agreement is terminated as permitted by Section 10.1 hereof, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from the (a) willful failure of any party to fulfill a condition to the performance of the obligations of any other party,
(b) failure of any party to perform a covenant of this Agreement or (c) breach by any party hereof of any representation or warranty or agreement contained herein, then in any event such party shall be fully liable for any and all Losses incurred or suffered by the other parties as a result of such


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failure or breach. The provisions of Sections 5.1(b), 10.2, 11.1, 11.5, 11.7,
11.8 and 11.10 hereof shall survive any termination pursuant to Section 10.1 hereof.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Notices. All notices and other communications to Purchaser or Seller shall be in writing (and may be sent via telecopy transmission) to the other party and shall be duly given:

  if to Seller, then to:     The Chase Manhattan Bank
                             1 Chase Manhattan Plaza
                             30th Floor
                             New York, NY  10081
                             Attention: Len Proscia
                             Facsimile Number: (212) 383-8876

                 and to:     The Chase Manhattan Bank
                             1 Chase Manhattan Plaza
                             Legal Department, 25th Floor
                             New York, NY  10081
                             Attention:  William A. Torres
                             Facsimile Number: (212) 383-6680

if to Purchaser, then to:    Investors Bank & Trust Company
                             200 Clarendon Street
                             Boston, MA 02117-9130
                             Attention: John E. Henry, Esq.
                             Facsimile Number: (617) 351-4282

                  and to:    Testa, Hurwitz & Thibeault, LLP
                             125 High Street
                             Boston, MA 02110
                             Attention: Kenneth J. Gordon, Esq.
                             Facsimile Number: (617) 248-7100

or to such other addresses as a party may from time to time designate by notice as provided herein, except that notices of change of address shall be effective only upon actual receipt. All such notices, requests and other communications shall be deemed to be duly given if delivered in


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person or by United States mail, certified or registered, with return receipt requested, or in case of telecopy transmission, when sent, confirmation received, or otherwise actually delivered; provided that any such notice, request or communication shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         11.2 Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the rights and obligations under this Agreement shall not be assigned or transferred by either party without the other party's prior written approval, such consent not to be unreasonably withheld, conditioned or delayed.

         11.3 Entire Agreement. This Agreement, together with the Schedules and Exhibits attached hereto, and the Related Agreements constitute the entire agreement by the parties with respect to the subject matter hereof and supersede any other agreement, whether written or oral, that may have been made or entered into by Seller and Purchaser (or by any officer or officers of any such parties) relating to the matters contemplated by this Agreement. None of this Agreement, the Related Agreements and the Bill of Sale, and none of the provisions hereof or thereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         11.4 Amendments and Waivers. This Agreement may be amended, modified, superseded, or canceled, and any of the terms, representations, warranties, covenants or agreements hereof may be waived, only by written instrument executed by each of the parties or,


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in the case of a waiver, by the party waiving compliance. The failure or delay of any party at any time or times in exercising any right, power or privilege hereunder shall not operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No waiver by any party of any condition or of any breach of any term, representation, warranty, covenant or agreement under this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition, term, agreement, representation, warranty or covenant under this Agreement.

         11.5 Expenses. Except as otherwise provided herein or in the Related Agreements, each party shall each bear its own legal, accounting and other costs in connection with the transactions herein which are incurred by that party based on its activities hereunder.

         11.6 Captions; Execution; Counterparts; Third Party Beneficiaries. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed by facsimile transmission in two or more counterparts, all of which together shall constitute one and the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.


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         11.8 Consent to Jurisdiction. Except as otherwise expressly provided for in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in The City of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without of the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.1 hereof shall be deemed effective service of process on such party.

         11.9 Severability. If any provision of this Agreement or portion thereof is held invalid, illegal, void or unenforceable by reason of any rule of law, administrative or judicial provision or public policy, such provision shall be ineffective only to the extent invalid, illegal, void or unenforceable, and the remainder of such provision and all other provisions of this Agreement shall nevertheless remain in full force and effect.

         11.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE RELATED AGREEMENTS OR THE BILL OF SALE OR ANY OF THE TRANSACTIONS CONTEMPLATED BH THIS AGREEMENT OR THE RELATED AGREEMENTS.

         11.11 Bulk Sales Laws. Purchaser and Seller each hereby waive compliance by Seller with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       THE CHASE MANHATTAN BANK


                                       By: /s/Melissa F. Spohn
                                           -------------------------------------
                                           Name:  Melissa Spohn
                                           Title:  Vice President


                                       INVESTORS BANK & TRUST COMPANY


                                       By: /s/Karen C. Keenan
                                           -------------------------------------
                                           Name:  Karen C. Keenan
                                           Title:  Senior Vice President and
                                                   Chief Financial Officer




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